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                                                                     EXHIBIT 4.9

                AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of May 19, 2003, is entered into among YORK RECEIVABLES FUNDING LLC (the "Seller"), YORK INTERNATIONAL CORPORATION, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), THE MEMBERS OF THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO (the "Purchaser Groups"), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the "Administrator").

                                    RECITALS

         The Seller, the Servicer, the Purchaser Groups and Administrator are parties to the Receivables Purchase Agreement dated as of December 21, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"); and

         The parties hereto desire to amend the Agreement as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

         2.       Amendments to the Agreement.

                  2.1 Section 1.7 is hereby amended and restated in its entirety as the following:

                           (a) If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or generally accepted accounting standard or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to

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                  the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                           (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law, regulation or generally accepted accounting standard or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                           (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

                           (d) Each Affected Person will notify Seller and the applicable Purchaser Agent promptly after it has received official notice of any event which will entitle such Affected Person to such additional amounts as compensation pursuant to this Section 1.7. Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event (or if such notice of such event is not given to Seller by such Affected Person within 90 days after such Affected Person received such official notice of such event, from the date which is 90 days prior to the date such notice is given to Seller by such Affected Person).

                           For avoidance of doubt any increase in cost and/or
                  reduction in yield caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board's Interpretation 46 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) shall be covered by this Section 1.7.

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                  2.2      Section 6.5 of the Agreement is hereby amended by
         labeling the existing paragraph as "(a)" and adding the following clause (b) in its entirety as follows:

                           (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser's securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

                  2.3      The following defined terms are hereby added to
         Exhibit I to the Agreement, as alphabetically appropriate.

                           "UPG Cash Discount Reserve" means, at any time, the
                  greater of (a) the balance as of the end of the most recent Fiscal Month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, cash discounts affecting the Receivables; or (b) the highest amount of credits issued in any Fiscal Month over the immediately preceding three Fiscal Months related to such cash discounts credits.

                           "UPG Price Discount Matrix Reserve" means, at any
                  time, the greater of (a) the balance as of the end of the most recent Fiscal Month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, price discounts affecting the Receivables; or (b) the actual amount of credits issued against Receivables in the most recent Fiscal Month related to such pricing discounts.

                           "UPG Co-op Advertising Reserve" means, at any time,
                  the greater of (a) the balance as of the beginning of the most recent Fiscal Month of reserves or liabilities maintained on the books and records of the Unitary

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                  Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, co-op advertising programs affecting the Receivables; or (b) the amount of credits issued in the most recent Fiscal Month related to such co-op advertising programs.

                           "UPG Volume Rebates Reserve" means, at any time, an
                  amount equal to the sum of (A) an amount equal to the product of (x) 0.50 and (y) the balance as of the beginning of the most recent Fiscal Month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, volume rebates affecting the Receivables; and (B) the amount of credits issued in the most recent Fiscal Month related to such volume rebates (if current month credits are less than or equal to $0, then credits issued in the Fiscal Month that is one month prior to the current Fiscal Month).

                           "York Refrigeration Group Rebate Reserve" means, at
                  any time, the greater of (a) the balance as of the beginning of the most recent Fiscal Month of reserves or liabilities maintained on the books and records of the York Refrigeration Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, rebate programs affecting the Receivables; or
                  (b) the amount of credits issued in the most recent Fiscal Month related to such rebate programs.

                  2.4      The definition of "Adverse Claim" set forth in
         Exhibit I to the Agreement is hereby amended by adding the phrase "or the federal government with respect to any Receivable described in clause (a)(ii)(B) of the definition of "Eligible Receivable."

                  2.5 Clause (d) of the definition of "Concentration Percentage" set forth in Exhibit I to the Agreement is hereby amended by deleting the percentage "4.0%" therein and substituting the percentage "5.0%" therefor.

                  2.6 Clause (a) of the definition of "Default Ratio" set forth in Exhibit I to the Agreement is hereby amended by inserting the phrase "(other than any Receivable the Obligor of which is an Affiliate of any Originator)" immediately following the phrase "Defaulted Receivables" therein.

                  2.7 Clause (b)(i) and (b)(ii) of the definition of "Default Ratio" set forth in Exhibit I to the Agreement is hereby amended by inserting the phrase "(other than any sales made to an Obligor which is an Affiliate of any Originator)" immediately following the phrase "the Originators" therein.

                  2.8 Clause (a) of the definition of "Delinquency Ratio" set forth in Exhibit I to the Agreement is hereby amended by inserting the phrase "(other than any Receivable the

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         Obligor of which is an Affiliate of any Originator)" immediately following the phrase "Delinquent Receivables" therein.

                  2.9 Clause (b) of the definition of "Delinquency Ratio" set forth in Exhibit I to the Agreement is hereby amended by inserting the phrase "(other than any Receivable the Obligor of which is an Affiliate of any Originator)" immediately following the phrase "Pool Receivables" therein.

                  2.10     The definition of "Dilution Ratio" set forth in
         Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                           "Dilution Ratio" means the ratio (expressed as a
                  percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such Fiscal Month excluding payments related to Ineligible Elimination Amounts, Specifically Reserved Dilution Amount and amounts reported as non-dilutive credits and rebills on the Information Package, by (b) (i) if such Fiscal Month is March, June, September or December, the aggregate credit sales made by the Originators during the Fiscal Month that is one month prior to such Fiscal Month plus 0.25 times the aggregate credit sales made by the Originators during the Fiscal Month that is two months prior to such Fiscal Month, (ii) if such Fiscal Month is January, April, July or October, the aggregate credit sales made by the Originators during the Fiscal Month that is one month prior to such Fiscal Month times 0.80, and (iii) if such Fiscal Month is February, May, August or November, the aggregate credit sales made by the Originators during the Fiscal Month that is one month prior to such Fiscal Month.

                  2.11 Clause (a) of the definition of "Dilution Reserve Percentage" set forth in Exhibit I to the Agreement is hereby amended by deleting the percentage "6.0%" therein and substituting the percentage "10.0%" therefor.

                  2.12 The definition of "DHR" set forth in the definition of "Dilution Reserve Percentage" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                  DHR   =  the "Dilution Horizon Ratio," which shall be equal to
                           the aggregate credit sales made by the Originators
                           (other than sales to Obligors which are Affiliates of any Originator) during the two preceding Fiscal
                           Months divided by the Net Receivables Pool Balance as of the last day of most recent Fiscal Month;
                           provided, however, if the Servicer has a rating of at least BBB- from Standard & Poor's and Baa3 from
                           Moody's, the "Dilution Horizon Ratio" shall be equal to (i) the aggregate credit sales made by the Originators

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                           (other than sales to Obligors which are Affiliates of
                           any Originator) during the preceding Fiscal Month plus (ii) 50% of the aggregate credit sales made by the Originators (other than sales to Obligors which are Affiliates of any Originator) during the penultimate Fiscal Month.

                  2.13 Clause (a) of the definition of "Eligible Receivable" set forth in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

                  (a) the Obligor of which is (i) a United States resident; provided, however, if (A) the Obligor of such Receivable is an Eligible Foreign Obligor, (B) such Receivable results from goods and services sold in and performed in and/or shipped from the United States by the applicable Originator and (C) payment for such goods and services is denominated and payable only in U.S. dollars in the United States and payable to such Originator at a Lock-Box Bank and subject to a Lock-Box Agreement, such Receivable shall be deemed to satisfy the requirements of this clause (a)(i) to the extent that the sum of the Outstanding Balance of such Receivables satisfying the requirements set forth in clauses (a)(i)(A) through (C) does not exceed 5.00% of the aggregate Outstanding Balance of all other Eligible Receivables; (ii) not a government or a governmental subdivision, affiliate or agency; provided, however, that if the Obligor of such Receivable is (A) a state or local government or a governmental subdivision, affiliate or agency thereof as to which the Seller shall have provided evidence (including opinions or memorandum of counsel) satisfactory to the Administrator that the Receivables of such state or local government Obligor are not subject to any limitations on assignment similar in any respect to the Federal Assignment of Claims Act, such Receivable shall be deemed to satisfy the requirements of this clause (a)(ii)(A) to the extent that the sum of the Outstanding Balance of such Receivables is less than or equal to 5.00% of the aggregate Outstanding Balance of all other Eligible Receivables, at such time as determined, without giving effect to this proviso or the proviso to clause (a)(i); or (B) a federal government or a governmental subdivision, affiliate or agency thereof, such Receivable shall be deemed to satisfy the requirements of this clause (a)(ii) to the extent that the sum of the aggregate Outstanding Balance of such Receivables is less than or equal to 2.50% of all other Eligible Receivables at such time as determined, without giving effect to this proviso or the proviso to clause (a)(i); (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement; and (iv) not an Affiliate of York,

                  2.14 The following definition is hereby added to Exhibit I to the Agreement as alphabetically appropriate:

                           "Eligible Foreign Obligor" means an Obligor which is
                  a resident of Canada; provided, however, that Canada shall be a member of the

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                  Organisation for Economic Co-operation and Development (or any successor organization) and have a short-term foreign currency rating (or, if such Obligor does not have such a short-term rating, a long-term foreign currency rating) of at least "A-1" (or "A+") by Standard & Poor's and "P-1" (or "A1") by Moody's.

                  2.15 Clauses (a)(i) and (a)(ii) of the definition of "Loss Horizon" set forth in Exhibit I to the Agreement are hereby amended by adding the phrase "(other than sales made to an Obligor which is an Affiliate of any Originator)" immediately following the phrase "credit sales" therein.

                  2.16 The definition of "Specifically Reserved Dilution Amount" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

                           "Specifically Reserved Dilution Amount" means, at any
                  time, the sum of (A) the greater of (i) the UPG Cash Discount Reserve and (ii) an amount equal to the product of (x) 0.008 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent Fiscal Month; (B) the greater of (i) the UPG Co-op Advertising Reserve and (ii) an amount equal to the product of (x) 0.01 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent Fiscal Month; (C) the greater of (i) the UPG Volume Rebates Reserve and (ii) an amount equal to the product of (x) .002 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent Fiscal Month; (D) the greater of (i) the York Refrigeration Group Rebate Reserve and
                  (ii) an amount equal to the product of (x) 0.0225 and (y) the aggregate credit sales made by the York Refrigeration Group segment of York in the most recent Fiscal Month; and (E) the UPG Price Discount Matrix Reserve; it being understood that in each case, such other factor as reasonably determined by York with the consent of the Purchasers, the Purchaser Agents and the Administrator may be used in lieu of the specific factor stated herein.

                  2.17 Paragraph (g) of Exhibit V to the Agreement is hereby amended by deleting the percentage "4.75%" therein and substituting the percentage "7.25%" therefor.

                  2.18 Schedule II to the Agreement is hereby amended and restated in its entirety as set forth in Annex A attached hereto.

         3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator and each member of the various Purchaser Groups from time to time party thereto as follows:

                  (a) Representations and Warranties. Except as expressly disclosed in the waiver letter dated as of the date hereof, the representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to

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         relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date); provided, that the Seller and the Servicer are hereby confirming only their own respective representations and warranties contained in Exhibit III of the Agreement.

                  (b) Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller's and the Servicer's valid and legally binding obligations, enforceable in accordance with its terms.

                  (c) No Default. Except as expressly disclosed in the waiver letter dated as of the date hereof, both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

         4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

         5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, in form and substance satisfactory to the Administrator in its sole discretion.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

         8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                             YORK RECEIVABLES FUNDING LLC

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             YORK INTERNATIONAL CORPORATION,
                                             as Servicer

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                   Amendment No. 2 to RPA (York)

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                                             PNC BANK, NATIONAL ASSOCIATION,
                                             as Administrator

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             MARKET STREET FUNDING CORPORATION,
                                             as a Conduit Purchaser and a
                                             Related Committed Purchaser

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                   Amendment No. 2 to RPA (York)

                                             LIBERTY STREET FUNDING CORP., as a
                                             Conduit Purchaser and a Related
                                             Committed Purchaser

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                   Amendment No. 2 to RPA (York)

                                             PNC BANK, NATIONAL ASSOCIATION,
                                             as Market Street Purchaser Agent

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                   Amendment No. 2 to RPA (York)

                                             THE BANK OF NOVA SCOTIA,
                                             as Liberty Street Purchaser Agent

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                   Amendment No. 2 to RPA (York)